016570| 003590|127C|RESTRICTED||4|057-423

ARIAD

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

| | | | |
|---|---|---|---|
| CUSIP | | | XXXXXX XX X |
| Holder ID | | | XXXXXXXXXX |
| Insurance Value | | | 1,000,000.00 |
| Number of Shares | | | 123456 |
| DTC | 12345678 | 123456789012345 | |
| Certificate Numbers | Num/No. | Denom. | Total |
| 1234567890/1234567890 | 1 | 1 | 1 |
| 1234567890/1234567890 | 2 | 2 | 2 |
| 1234567890/1234567890 | 3 | 3 | 3 |
| 1234567890/1234567890 | 4 | 4 | 4 |
| 1234567890/1234567890 | 5 | 5 | 5 |
| 1234567890/1234567890 | 6 | 6 | 6 |
| Total Transaction | | | 7 |

**COMMON STOCK**

PAR VALUE $.001

**COMMON STOCK**

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

**Certificate Number**

ZQ 000000

**Shares**

**000000******
***000000*****
****000000****
*****000000***
******000000**

ARIAD

# ARIAD PHARMACEUTICALS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

CUSIP 04033A 10 0

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.001 PAR VALUE, OF

**ARIAD Pharmaceuticals, Inc.** transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares of Common Stock represented hereby are received and held subject to the laws of the State of Delaware and to the Certificate of Incorporation and the Bylaws of the Corporation, each as from time to time amended, and the owner of this certificate by accepting the same expressly assents thereto. This certificate is not valid unless countersigned by the Transfer Agent.

**IN WITNESS WHEREOF**, the Corporation has caused this certificate to be signed by the facsimile signatures of its duly authorized officers and a facsimile of its corporate seal to be hereunto affixed.

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

Harvey Berger
Chairman and Chief Executive Officer

ARIAD PHARMACEUTICALS, INC.
CORPORATE
SEAL
1991
DELAWARE

Edward M. Fitzgerald
Senior Vice President and Chief Financial Officer

By _______________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

1234567

## ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT- ..........Custodian ................
(Cust) (Minor)
under Uniform Gifts to Minors Act ..............
(State)

UNIF TRF MIN ACT ...............Custodian (until age...)............
(Cust) (Minor)
under Uniform Transfers to Minors Act..........
(State)

Additional abbreviations may also be used though not in the above list.

## ASSIGNMENT

For value received, ____________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

______________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________ Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________________ Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ______________________________________20________________

Signature: __________________________________________________

Signature: __________________________________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

SECURITY INSTRUCTIONS

THIS IS WATERMARKED PAPER. DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

**If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.**

1234567